Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Core Bond Portfolio (BR-CORE)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
10-22-2014

Security Type:
BND/CORP

Issuer
Omnicom Group Inc. (2024)

Selling Underwriter
J.P. Morgan Securities LLC

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., HSBC Securities (USA)
Inc., Wells Fargo Securities, LLC, BNP
Paribas Securities Corp., Deutsche Bank
Securities Inc., Mitsubishi UFJ Securities
(USA), Inc., U.S. Bancorp Investments,
Inc., Barclays Capital Inc., SMBC Nikko
Securities America, Inc., Banca IMI S.p.A,
BBVA Securities Inc., Danske Markets Inc.,
ING Financial Markets LLC, Mizuho
Securities USA Inc., RBC Capital Markets,
LLC, SG Americas Securities, LLC, ANZ
Securities, Inc., The Governor and Company of the Bank of Ireland, Comerica
Securities, Inc., KeyBanc Capital Markets
Inc., Lloyds Securities Inc.,
nabSecurities, LLC, PNC Capital Markets
LLC, TD Securities (USA) LLC, The Williams
Capital Group, L.P.,  UniCredit Capital
Markets LLC

Transaction Details
Date of Purchase
10-22-2014

Purchase Price/Share
(per share / % of par)
$99.684
Total Commission,
Spread or Profit
0.650%

1.  Aggregate Principal Amount Purchased
(a+b)
$40,000,000

a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$4,590,000

b.  Other BlackRock Clients
$35,410,000

2.  Aggregate Principal Amount of
Offering
$750,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05333

Legal Requirements
Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
10-28-2014

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
10-28-2014